                                                                   EXHIBIT 10.15









                            ECONOMIC VALUE ADDED PLAN
                                       FOR
                               EXECUTIVE OFFICERS
                                       AND
                                 SENIOR MANAGERS















                           Effective February 27, 1995
                 as Amended August 24, 1999 and August 21, 2001

                            ECONOMIC VALUE ADDED PLAN
                                       FOR
                               EXECUTIVE OFFICERS
                                       AND
                                 SENIOR MANAGERS


                                TABLE OF CONTENTS

                                                                                        Page
I.       Plan Objectives                                                                  1

II.      Plan Administration                                                              1

III.     Definitions                                                                      1

IV.      Eligibility                                                                      4

V.       Individual Participation Levels                                                  5

VI.      Performance Factors                                                              5

VII.     Change in Status During Plan Year                                                8

VIII.    Bonus Paid and Bonus Bank                                                        9

IX.      Administrative Provisions                                                        12

X.       Miscellaneous                                                                    13

         Exhibit A

I.       PLAN OBJECTIVES

         A. To promote the maximization of shareholder value over the long term by providing incentive compensation to key employees of STRATTEC SECURITY CORPORATION (the "Company") in a form which is designed to financially reward participants for an increase in the value of the Company.

         B. To provide competitive levels of compensation that enable the Company to attract and retain employees who can have a positive impact on the economic value of the Company.

         C. To encourage teamwork and cooperation in the achievement of Company goals.

II.      PLAN ADMINISTRATION

         The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") shall be responsible for the design, administration, and interpretation of the Plan.

III.     DEFINITIONS

         A. "Accrued Bonus" means the bonus, which may be negative or positive, which is calculated in the manner set forth in
                  Section V.A.

         B.       "Actual EVA" means the EVA as calculated for the relevant Plan
                  Year.

         C. "Capital" means the Company's average monthly net operating capital employed for the Plan Year, calculated as follows:

                                    Current Assets
                           -        Current Interest Bearing Assets
                           +        Bad Debt Reserve
                           +        LIFO Reserve
                           -        Future Income Tax Benefits
                           -        Current Noninterest-Bearing Liabilities
                           +        Property, Plant, Equipment, (Net)
                           -        Construction in Progress
                           (+/-)    Unusual Capital Items

         D. "Capital Charge" means the deemed opportunity cost of employing Capital in the Company's business, determined as follows:

                           Capital Charge = Capital x Cost of Capital

         E. "Company" means STRATTEC SECURITY CORPORATION. The Company's Compensation Committee may act on behalf of the Company with respect to this Plan.

         F. "Cost of Capital" means the weighted average of the cost of equity and the after tax cost of debt for the relevant Plan Year. The Cost of Capital will be determined by the Compensation Committee prior to each Plan Year, consistent with the following methodology:

                  (a) Cost of Equity = Risk Free Rate + (Business Risk Index x Average Equity Risk Premium)

                  (b)      Debt Cost of Capital = Debt Yield x (1 - Tax Rate)

                  (c) The weighted average of the Cost of Equity and the Debt Cost of Capital is determined by reference to the expected debt-to-capital ratio where the Risk Free Rate is the average daily closing yield rate on 30 year U.S. Treasury Bonds for an appropriate period (determined by the Compensation Committee from time to time) preceding the relevant Plan Year, the Business Risk Index is determined by reference to an auto supply industry factor selected by the Compensation Committee, the Average Equity Risk Premium is 6%, the Debt Yield is the weighted average yield of all borrowing included in the Company's permanent capital, and the tax rate is the combination of the relevant corporate Federal and state income tax rates.

                  The Compensation Committee will review the Cost of Capital annually and make appropriate adjustments only if the calculated Cost of Capital changes by more than 1% from that used during the prior Plan Year.

         G. "Earned Wages" includes all wages paid in the Plan Year, excluding employment signing bonuses, EVA bonus payments, reimbursement or other expense allowances, imputed income, value of fringe benefits (cash and noncash), moving reimbursements, welfare benefits and special payments.

         H. "Economic Value Added" or "EVA" means the NOPAT that remains after subtracting the Capital Charge, expressed as follows:

                          EVA = NOPAT - Capital Charge

                  EVA may be positive or negative.

         I. Effective Date. February 27, 1995, the date as of which the Plan first applies to the Company.

         J. "EVA Leverage Factor" means the adjustment factor reflecting deviation in the use of capital employed as a percentage of capital employed. For purposes of this Plan, the Company's EVA Leverage Factor is determined to be 5% of the monthly average net operating capital employed during the prior Plan year.

         K. "NOPAT" means cash adjusted net operating profits after taxes for the Plan Year, calculated as follows:

                            Net Sales
                      -     Cost of Goods Sold
                    (+ -)   Change in LIFO Reserve
                      -     Engineering/Selling & Admin.
                    (+ -)   Change in Bad Debt Reserve
                    (+ -)   Other Income & Expense excluding Interest Income or
                            Expense
                    (+ -)   Other Unusual Income or Expense Items (See Section
                            VI. B.)
                    (+ -)   Amortization of Unusual Income or Expense Items
                      -     Cash Taxes on the Above (+/- change in deferred tax
                            liability)

         L. "Participant" means individual who has satisfied the eligibility requirements of the Plan as provided in Section IV.

         M. "Plan Year" means the one-year period coincident with the Company's fiscal year.

         N. "Executive Officers" means those Participants designated as Executive Officers by the Compensation Committee with respect to any Plan Year.

         O. "Senior Managers" means those Participants designated as Senior Managers by the Compensation Committee with respect to any Plan Year.

         P. "Target EVA" means the target level of EVA for the Plan Year, determined as follows:

                      Current Plan        Prior Year   Prior Year   Expected
                      Year Target EVA  =  Target EVA + Actual EVA + Improvement
                                          -----------------------
                                                    2


                  Expected Improvement will be approved by the Board of Directors, annually.

IV.      ELIGIBILITY

         A. Eligible Positions. In general, only Executive Officers and Senior Managers selected by the Compensation Committee may be eligible for participation in the Plan. However, actual participation will depend upon the contribution and impact each eligible employee may have on the Company's value to its shareholders, as determined by the Compensation Committee.

         B. Nomination and Approval. Each Plan Year, the Chairman and President will nominate eligible employees to participate in the Plan for the next Plan Year. The Compensation Committee will have the final authority to select Plan participants (the "Participants") among the eligible employees nominated by the Chairman and President. Continued participation in the Plan is contingent on approval of the Compensation Committee.

         C. Employee Performance Requirement. Employees whose performance is rated "Needs Improvement" on their annual performance review will not be eligible for an EVA bonus applicable to the year covered by such performance review. However, if the employee so rated is subject to a performance improvement plan, and successfully meets the requirement of the plan in the time frame prescribed, the employee's EVA eligibility will be reinstated, and the EVA bonus will be paid with the next regular payroll check following reinstatement.

V.       INDIVIDUAL PARTICIPATION LEVELS

         A. Calculation of Accrued Bonus. Each Participant's Accrued Bonus will be determined as a function of the Participant's Earned Wages, the Participant's Target Incentive Award (provided in
                  Section V.B., below), Company Performance Factor (provided in
                  Section VI.A.) and the Individual Performance Factor (provided in Section VI.C.) for the Plan Year. Each Participant's Accrued Bonus will be calculated as follows:

                                   Target      Company            Individual
                  Participant's  x Incentive x Performance   +    Performance
                  Earned Wages     Award       Factor             Factor
                                               --------------------------------
                                                               2

         B. Target Incentive Award. The Target Incentive Award will be determined according to the following schedule:

                                                                             Target Incentive Award
                                        Position                               (% of Base Salary)
                                        --------                               ------------------
                  Chairman (if also CEO of Company)                                    75%
                  President                                                            65%
                  Executive Vice President                                             50%
                  Vice President                                                       35%
                  Senior Managers (as specified in Exhibit A)                        12%-20%


VI.      PERFORMANCE FACTORS

         A. Company Performance Factor Calculation. For any Plan Year, the Company Performance Factor will be calculated as follows:

                  Company Performance Factor = 1.00 + Actual EVA - Target EVA
                                                      -----------------------
                                                        EVA Leverage Factor

         B. Adjustments to Company Performance. When Company performance is based on Economic Value Added or other quantifiable financial or accounting measure, it may be necessary to exclude significant, unusual, unbudgeted or noncontrollable gains or losses from actual financial results in order to measure performance properly. The

                  Compensation Committee will decide those items that shall be considered in adjusting actual results. For example, some types of items that may be considered for exclusion are:

                  (1) Any gains or losses which will be treated as extraordinary in the Company's financial statements.

                  (2) Profits or losses of any entities acquired by the Company during the Plan Year, assuming they were not included in the budget and/or the goal.

                  (3) Material gains or losses not in the budget and/or the goal which are of a nonrecurring nature and are not considered to be in the ordinary course of business Some of these would be as follows:

                           (a) Gains or losses from the sale or disposal of real estate or property.

                           (b) Gains resulting from insurance recoveries when such gains relate to claims filed in prior years.

                           (c) Losses resulting from natural catastrophes, when the cause of the catastrophe is beyond the control of the Company and did not result from any failure or negligence on the Company's part.

         C. Individual Performance Factor Calculation. Determination of the Individual Performance Factor will be the responsibility of the individual to whom the participant reports. This determination will be subject to approval by the Chairman and President (or the Compensation Committee with respect to the Chairman and President) and shall conform with the process set forth below:

                  (1) Quantifiable Supporting Performance Factors. The Individual Performance Factor of the Accrued Bonus calculation will be based on the accomplishment of individual, financial and/or other goals ("Supporting Performance Factors"). Whenever possible, individual performance will be evaluated according to quantifiable benchmarks of success. These Supporting Performance Factors will be enumerated from 0 to 2.0 based on the levels of achievement for each goal per the schedule in VI

                           C. (2). Provided, however, that if the quantifiable Supporting Performance Factor is based on the Company Performance Factor as set forth in Section VI.A., then the Supporting Performance Factor may be unlimited.

                  (2) Non-Quantifiable Supporting Performance Factors. When performance cannot be measured according to a quantifiable monitoring system, an assessment of the Participant's performance shall be made based on a non-quantifiable Supporting Performance Factor (or Factors). The individual to whom the participant reports (or the Compensation Committee with respect to the Chairman) will evaluate the Participant's performance based on behavioral attributes and overall performance and this evaluation will determine the Participant's Supporting Performance Factor (or Factors) according to the following schedule:


                            --------------------------------- -------------------- -------------------------
                                    Non Quantifiable                                     Quantifiable
                                       Supporting                 Supporting              Supporting
                                   Performance Rating         Performance Factor      Performance Rating
                            --------------------------------- -------------------- -------------------------
                            Significantly Exceeds                   1.8-2.0        Significantly Exceeds
                            Requirements                                           Goal

                            Exceeds Requirements                    1.4-1.7        Exceeds Goal

                            Meets Requirements                      .7-1.3         Meets Goal

                            Marginally Meets Requirements            .3-.6         Goal Not Met, but
                                                                                   Significant Progress
                                                                                   Made

                            Needs Improvement                        0-.2

                                                                       0           Goal Not Met

                  (3) Aggregate Individual Performance Factor. The Individual Performance Factor to be used in the calculation of the Accrued Bonus shall be equal to the sum of the quantifiable and/or non-quantifiable Supporting Performance Factor(s), divided by two as follows:

                                            Quantifiable      Non-Quantifiable
                                            Supporting    +   Supporting
                           Individual       Performance       Performance
                           Performance =    Factor            Factor
                                            -----------------------------
                           Factor                         2

                           Notwithstanding the foregoing, the individual to whom the Participant reports (with the approval of the Chairman and President or the Compensation Committee with respect to the Chairman and President), shall have the authority to weight the Supporting Performance Factors, according to relative importance. The weighting of each Supporting Performance Factor shall be expressed as a percentage, and the sum of the percentages applied to all of the Supporting Performance Factors shall be 100%. The Individual Performance Factor, if weighted factors are used, will then be equal to the weighted average of such Supporting Performance Factors.




VII.     CHANGE IN STATUS DURING THE PLAN YEAR

         A. New Hires and Promotions. A newly hired employee or an employee promoted during the Plan Year to a position qualifying for participation (or leaving the participating class) may accrue (subject to discretion of the Compensation Committee) a pro rata Accrued Bonus based on Base Salary received.

         B. Discharge. An employee discharged during the Plan Year shall not be eligible for an Accrued Bonus, even though his or her service arrangement or contract extends past year-end, unless the Compensation Committee determines that the conditions of the termination indicate that a prorated Accrued Bonus is appropriate. The Compensation Committee shall have full and final authority in making such a determination.

         C. Resignation. An employee who resigns during the Plan Year to accept employment elsewhere (including self-employment) will not be eligible for an Accrued Bonus, unless the Compensation Committee determines that the conditions of the termination indicate that a prorated Bonus is appropriate. The Compensation Committee shall have full and final authority in making such a determination.

         D. Death, Disability and Retirement. If a Participant's employment is terminated during a Plan Year by reason of death, disability, or normal or early retirement under the Company's retirement plan, a tentative Accrued Bonus will be calculated as if the Participant had remained employed as of the end of the Plan Year. The final Accrued Bonus will be calculated based upon the Base Salary received.

                  Each employee may name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of the employee's death.

                  Each such designation shall revoke all prior designations by the employee, shall be in the form prescribed by the Compensation Committee, and shall be effective only when filed by the employee in writing with the Compensation Committee during his or her lifetime.

                  In the absence of any such designation, benefits remaining unpaid at the employee's death shall be paid to the employee's estate.

         E. Leave of Absence. An employee whose status as an active employee is changed during a Plan Year as a result of a leave of absence may, at the discretion of the Compensation Committee, be eligible for a pro rata Accrued Bonus determined in the same way as in paragraph D of this Section.

VIII.    BONUS PAID AND BONUS BANK

         All or a portion of the Accrued Bonus will be either paid to the Participant or credited to or charged against the Bonus Bank as provided in this Article.

         A. Participants Who Are Not Executives Officers. All positive Accrued Bonuses of Participants who are not Executive Officers for the Plan Year shall be paid in full, less amounts required by law to be withheld for income and employment tax purposes, as soon as administratively feasible following the end of the Plan Year in which the Accrued Bonus was earned. Participants who are not Executive Officers shall not be charged or otherwise assessed for negative Accrued Bonuses nor shall such Participants have any portion of their Accrued Bonuses banked.

         B. Participants Who Are Executive Officers. The Total Bonus Payout to Participants who are Executive Officers for the Plan Year shall be as follows:

                  Total Bonus Payout = [Accrued Bonus - Extraordinary Bonus Accrual] + Bank Payout

                  The Total Bonus Payout for each Plan Year, less amounts required by law to be withheld for income tax and employment tax purposes, shall be paid as soon as administratively feasible following the end of the Plan Year in which the Accrued Bonus was earned.

         C. Establishment of a Bonus Bank. To encourage a long term commitment to the enhancement of shareholder value by Executive Officers, "Extraordinary Bonus Accruals" shall be credited to an "at risk" deferred account ("Bonus Bank") for each such Participant, and all negative Accrued Bonuses shall be charged against the Bonus Bank, as determined in accordance with the following:

                  1. "Bonus Bank" means, with respect to each Executive Officer, a bookkeeping record of an account to which Extraordinary Bonus Accruals are credited, and negative Accrued Bonuses debited as the case may be, for each Plan Year, and from which bonus payments to such Executive Officers are debited.

                  2. "Bank Balance" means, with respect to each Executive Officer, a bookkeeping record of the net balance of the amounts credited to and debited against such Executive Officer's Bonus Bank. The Bank Balance shall initially be equal to zero.

                  3. "Extraordinary Bonus Accrual" shall mean the amount of the Accrued Bonus for any year that exceeds 1.25 times the portion of the Executive Officer's Base Salary which is represented by the Target Incentive Award in the event that the beginning Bank Balance is positive or zero, and .75 times the portion of the Executive Officer's Base Salary which is represented by the Target Incentive Award in the event that the beginning Bank Balance is negative.

                  4. Annual Allocation. Each Executive Officer's Extraordinary Bonus Accrual or negative Accrued Bonus is credited or debited to the Bonus Bank maintained for that Executive Officer. Such Annual Allocation will occur as soon as administratively feasible after the end of each Plan Year. Although a Bonus Bank may, as a result of negative Accrual Bonuses have a deficit, no Executive Officer shall be required, at any time, to reimburse his/her Bonus Bank.

                  5. "Available Balance" means the Bank Balance at the point in time immediately after the Annual Allocation has been made.

                  6. "Payout Percentage" means the percentage of the Available Balance that may be paid out in cash to the Participant. The Payout Percentage will equal 33%.

                  7. "Bank Payout" means the amount of the Available Balance that may be paid out in cash to the Executive Officer for each Plan Year. The Bank Payout is calculated as follows:

                             Bank Payout = Available Balance x Payout Percentage

                           The Bank Payout is subtracted from the Bank Balance.


                  8.       Treatment of Available Balance Upon Termination

                           (a) Resignation or Termination With Cause. Executive Officers leaving voluntarily to accept employment elsewhere (including self-employment) or who are terminated with cause will forfeit their Available Balance.

                           B. Retirement, Death, Disability or Termination Without Cause. In the event of an Executive Officer's normal or early retirement under the STRATTEC SECURITY CORPORATION Retirement Plan, death, disability, or termination without cause, the Available Balance, less amounts required by law to be withheld for income tax and employment tax purposes shall be paid to the Executive Officer as soon as administratively feasible following the end of the Plan Year in which the termination for one of such events occurred.

                           B. (C)For purposes of this Plan "cause" shall mean:

                                    B.       The willful and continued failure
                                             of a Participant to perform
                                             substantially the Participant's
                                             duties with the Company or one of
                                             its affiliates (other than any such
                                             failure resulting from incapacity
                                             due to physical or mental illness),
                                             after a written demand for
                                             substantial performance is
                                             delivered to the Participant by the
                                             Board or the Chief Executive
                                             Officer of the Company which
                                             specifically identifies the manner
                                             in which the Board or Chief
                                             Executive Officer believes that the
                                             Participant has not substantially
                                             performed the Participant's duties,
                                             or

                                    B.       The willful engaging by the
                                             Participant in illegal conduct or
                                             gross misconduct which is
                                             materially and demonstrably
                                             injurious to the Company.

                                             For purposes of this provision, no
                                             act or failure to act, on the part
                                             of the Participant, shall be
                                             considered "willful" unless it is
                                             done, or omitted to be done, by the
                                             Participant in bad faith or without
                                             reasonable belief that the
                                             Participant's action or omission
                                             was in the best interests of the
                                             Company. Any act, or failure to
                                             act, based upon authority given
                                             pursuant to a resolution duly
                                             adopted by the Board or upon the
                                             instructions of the Chief Executive
                                             Officer or a senior officer of the
                                             Company or based upon the advice of
                                             counsel for the Company shall be
                                             conclusively presumed to be done,
                                             or omitted to be done, by the
                                             Participant in good faith and in
                                             the best interests of the Company.
                                             The cessation of employment of the
                                             Participant shall not be deemed to
                                             be for cause unless and until there
                                             shall have been delivered to the
                                             Participant a copy of a resolution
                                             duly adopted by the affirmative
                                             vote of not less than
                                             three-quarters of the entire
                                             membership of the Board at a
                                             meeting of the Board called and
                                             held for such purpose (after
                                             reasonable notice is provided to
                                             the Participant and the Participant
                                             is given an opportunity, together
                                             with counsel, to be heard before
                                             the Board), finding that, in the
                                             good faith opinion of the Board,
                                             the Participant is guilty of the
                                             conduct described in subparagraph
                                             (I) or (ii) above, and specifying
                                             the particulars thereof in detail.

IX.      ADMINISTRATIVE PROVISIONS

         A. Amendments. The Compensation Committee or full Board of Directors of the Company shall have the right to amend or restate the Plan at any time from time to time. The Company reserves the right to suspend or terminate the Plan at any time. No such modification, amendment, suspension, or termination may, without the consent of any affected participants (or beneficiaries of such participants in the event of death), reduce the rights of any such participants (or beneficiaries, as applicable) to a payment or distribution already earned under Plan terms in effect prior to such change. The provisions of the Plan as in effect at the time of a Participant's termination of employment shall control as to that Participant, unless otherwise specified in the Plan.

         B. Authority to Act. The Compensation Committee or full Board of Directors may act on behalf of the Company for purposes of the Plan.

         C. Interpretation of Plan. Any decision of the Compensation Committee with respect to any issues concerning individuals selected for awards, the amounts, terms, form and time of payment of awards, and interpretation of any Plan guideline, definition, or requirement shall be final and binding.

         D. Effect of Award on Other Employee Benefits. By acceptance of a bonus award, each recipient agrees that such award is special additional compensation and that it will not affect any employee benefit, e.g., life insurance, etc., in which the recipient participates, except as provided in paragraph E. below.

         E. Retirement Programs. Awards made under this Plan shall be included in the employee's compensation for purposes of the STRATTEC SECURITY CORPORATION Retirement Plan and STRATTEC SECURITY CORPORATION Employee Savings Investment Plan.

         F. Right to Continued Employment; Additional Awards. The receipt of a bonus award shall not give the recipient any right to continued employment, and the right and power to dismiss any employee is specifically reserved to the Company. In addition, the receipt of a bonus award with respect to any Plan Year shall not entitle the recipient to an award with respect to any subsequent Plan Year.


X.       MISCELLANEOUS

         A. Indemnification. The Compensation Committee shall not be liable for, and shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with any claim, action, suit, or proceeding to which the Compensation Committee may be a party by reason of any action taken or failure to act under this Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person(s) may be entitled under the Company's Certificate of Incorporation of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person(s) or hold such person(s) harmless.

         B. Expenses of the Plan. The expenses of administering this Plan shall be borne by the Company.

         C. Withholding Taxes. The Company shall have the right to deduct from all payments under this Plan any Federal or state taxes required by law to be withheld with respect to such payments.

         D. Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                                    EXHIBIT A



                  The Senior Managers and corresponding Target Incentive Awards referenced in Section V.B. are as follows:

                                                      Target Incentive Award
         Senior Manager                                 (% of Base Pay)












                                       1